                 SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT

            THIS SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of December 31, 1996, by and among Fort Washington Holdings, Inc., a Pennsylvania corporation ("Fort Washington"), PIC Insurance Group, Inc., a Pennsylvania stock insurance company ("PIC"), Charles
M. Lederman ("Lederman") and Timothy I. McCarthy, Sr. ("McCarthy" and, collectively with Fort Washington, PIC and Lederman, the "Shareholders") and Front Royal, Inc., a North Carolina corporation (the "Company").

                                   RECITALS

            WHEREAS, the Company, PIC and Trirock Limited Partnership are parties to a Stock Purchase Agreement, dated as of December 6, 1996 (the "Purchase Agreement"), pursuant to which, among other things, the Company is acquiring all of the outstanding capital stock of Rockwood Casualty Insurance Company;

            WHEREAS, pursuant to the Purchase Agreement, the Company will issue to PIC 155,000 shares of the newly created Series A Convertible Preferred Stock, par value $100 per share, of the Company having an aggregate stated value of $15,500,000 (the "Preferred Stock");

            WHEREAS, pursuant to a Purchase and Sale Agreement, dated as of December 31, 1996 between PIC and Fort Washington (the "Purchase and Sale Agreement"), PIC will sell and transfer to Fort Washington the Preferred Stock;

            WHEREAS, under the terms of the Purchase and Sale Agreement, Fort Washington is issuing to PIC a promissory note secured by a pledge of the Preferred Stock;

            WHEREAS, pursuant to Non-Competition and Non-Solicitation Agreements entered into concurrently herewith between the Company and each of Lederman and McCarthy, who are the holders of all of the outstanding capital stock of Fort Washington, the Company will issue to each of Lederman and McCarthy a Class A Common Stock Purchase Warrant (collectively, the "Warrants") to acquire up to 200,000 shares of the Company's Class A Common Stock, no par value (the "Class A Common Stock");

            WHEREAS, the parties hereto desire that the holders of Preferred Stock be entitled to certain preemptive rights and registration rights, that the voting rights of the Preferred Stock be limited in certain respects, and the holders of each of the Warrants be entitled to certain registration rights;

            WHEREAS, the parties hereto desire that the Company be entitled to a right of first refusal to acquire the Preferred Stock, Warrants and shares of Class A Common Stock issuable upon conversion or exercise thereof, as the case may be;

            NOW, THEREFORE, in consideration of the agreements contained herein and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:




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     1. Board Representation. As set forth in the Articles of Amendment to the
Articles of Incorporation of Front Royal authorizing the Preferred Stock, the holders of record of the Preferred Stock shall have the right, by the vote of a majority of the then outstanding shares thereof, to nominate and elect one director to the Board of Directors of the Company (the "Board"). The Company, PIC and Fort Washington (each on its own behalf and on behalf of any subsequent holder or holders of Preferred Stock subject to the terms and conditions of this Agreement) agree that such director initially shall be Lederman. If the holders of the Preferred Stock subsequently vote to nominate or elect a director other than Lederman, or if Lederman is no longer able or willing to serve as a director of the Company, the holders of the outstanding shares of Preferred Stock shall have the right to call a special meeting of the shareholders of the Company for the purpose of electing thereat, and the Board shall nominate, such person as is designated by the vote of a majority of such holders, to serve as a director, subject to the approval of a majority of the holders of each of the Class A Common Stock and the Class B Common Stock of the Company, no par value, voting as a single class, which approval shall not unreasonably be withheld. The rights set forth in this paragraph 1 shall automatically cease to exist, and shall not subsequently be reinstated, if at any time after the date hereof less than 50,000 shares of Preferred Stock shall be outstanding.

     2. Right of First Refusal. No Shareholder may sell, transfer, pledge or otherwise encumber, assign, give, or otherwise dispose of (collectively, "Transfer") any of the Securities (as defined in paragraph 2(d) below) now or hereafter owned by it other than (i) upon compliance with the provisions of paragraphs (a), (b) and (c) below, or (ii) in a "Permitted Transfer" (as defined in Section 2(f), below).

          (a) If a Shareholder receives a bona fide written cash offer (an "Offer") for the purchase of any or all of its Securities that it desires to accept, then it (in such capacity, the "Selling Shareholder") shall deliver a written notice (the "Option Notice") to the Company, and shall attach thereto a copy of the Offer. The Option Notice shall set forth the identity of the proposed transferee, the identity of the Securities to which such Offer applies (the "Offered Securities"), the purchase price to be paid for such Offered Securities, evidence of the proposed transferee's financial ability to pay the purchase price for such Offered Securities, and a brief description of any other material terms of the proposed Transfer not contained in the Offer. The Company shall have an irrevocable option, exercisable by written notice (an "Option Election Notice") delivered to the Selling Shareholder prior to the thirtieth (30th) day following receipt of the Option Notice (the "Option Expiration Date"), to purchase, at the price and on the terms set forth in the Option Notice, all or any portion of the Offered Securities.

          (b) If the Company delivers an Option Election Notice to the Selling Shareholder on or prior to the Option Expiration Date, the closing of the Transfer of the Offered Securities by the Selling Shareholder to the Company shall occur within fifteen (15) days of the date of the Option

     Election Notice (or on such other date as the Selling Shareholder and the Company may agree) (the "Closing Expiration Date"). At such closing, the Selling Shareholder shall deliver to the Company the certificates, Warrants or other instruments representing the Offered Securities, together with all instruments and evidences of transfer as the Company may reasonably request, and the Company shall deliver to the Selling Shareholder the purchase price to be paid on account of the Offered Securities as set forth in the Option Notice.

          (c) If the Selling Shareholder shall have delivered an Option Notice in accordance with paragraph 2(a) above and the Company shall either have failed to deliver an Option


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     Election Notice on or prior to the Option Expiration Date or shall have delivered such Option Election Notice but thereafter failed to close on the Transfer of the Offered Securities on or prior to the Closing Expiration Date and such failure was solely the fault of the Company, then the Selling Shareholder shall have the right, for a period of thirty (30) days after,
     (i) if the Company shall have failed to deliver a Company Election Notice pursuant to paragraph 2(a) above, the Option Expiration Date, or (ii) if the Company shall have delivered a Company Election Notice on or prior to the Option Expiration Date but thereafter failed to close on the Transfer of the Offered Securities on or prior to the Closing Expiration Date (and such failure was solely the fault of the Company), the Closing Expiration Date, to sell all (but not less than all) of the Offered Securities in accordance with the terms of the Offer to the person or entity who originally tendered such Offer (or to an affiliate thereof).

          (d) As used in this Agreement, "Securities" shall mean the shares of Preferred Stock, the shares of Class A Common Stock issuable upon conversion of the Preferred Stock, the Warrants and the shares of Class A Common Stock issuable upon exercise of the Warrants.

          (e) The obligations of the Shareholders and the rights of the Company under this Section 2 shall terminate upon the initial closing date under an Initial Public Offering (as defined in Section 2(g)).

          (f) The term "Permitted Transfer" shall mean each of the following Transfers of Securities, which shall not be subject to the provisions of Sections 2(a), (b) and (c) above:

               (i) With respect to the Warrants and the underlying Class A Common Stock, any Transfer to the lineal ancestors, lineal descendants or spouse of Lederman or McCarthy (the "Individual Shareholders"), or to trusts for the benefit of such persons or an Individual Shareholder, or to the estate or personal representative of an Individual Shareholder in the event of death;

               (ii) With respect to the Preferred Stock and the underlying Class

          A Common Stock, the pledge by Fort Washington of the Preferred Stock to PIC as contemplated in the Purchase and Sale Agreement or a Transfer by Fort Washington to PIC pursuant to the Pledge Agreement; and

               (iii) With respect to any of the Securities: (A) any Transfer to the Company, (B) a Transfer pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), including transfers contemplated by Section 3, below, (C) a Transfer to the Individual Shareholders or any corporation, partnership, limited liability company or other entity that the Individual Shareholders or either of them Controls. For purposes of the foregoing, the term "Control" shall have the meaning set forth in the Purchase Agreement.

          (g) "Initial Public Offering" shall mean the first underwritten public offering of Class A Common Stock by or for the account of the Company and offered on a "firm commitment" or "best efforts" basis pursuant to an offering registered under the Securities Act with the Commission on Form S-1, Form SB-1 or their then equivalents.


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     3. Certain Registration Rights. In connection with the consummation of the transactions contemplated in the Purchase Agreement, the Company is issuing approximately $12,700,000 of equity securities. As part of such transaction, the Company has granted to the purchasers (the "Purchasers") certain rights to require the Company to register for resale their securities with the Securities and Exchange Commission under the Securities Act or to participate in any registration of securities of the Company for itself or any other security holder of the Company, pursuant to a registration rights agreement dated the date hereof, a true and accurate copy of which will be promptly provided to the Shareholders by the Company (the "Registration Rights Agreement"). The Company and the Shareholders agree that the Shareholders shall be entitled with respect to the Class A Common Stock included in Securities to the same rights and benefits, subject to the same obligations and limitations, as the Purchasers have with respect to their securities under the Registration Rights Agreement. At the election of the Shareholders, the Shareholders shall become parties to the Registration Rights Agreement or the Company shall enter into an agreement with the Shareholders of the same tenor as the Registration Rights Agreement.

     4. Certain Preemptive Rights. (a) Except as hereinafter provided in this
Section 5, if after the date hereof the Company proposes to issue additional shares of common equity securities or securities convertible, exchangeable or exercisable for common equity securities ("Additional Shares"), the Company shall deliver to each holder of then outstanding shares of Preferred Stock written notice thereof, which notice shall include a general description of the terms of such proposed issuance of Additional Shares (including the number of Additional Shares to be so issued), the purchase price per Additional Share to be issued and the anticipated issuance date. Within ten (10) days of delivery of such notice, each holder may by written notice (the "Additional Shares Offer") offer to purchase in such proposed issuance up to a maximum number of the Additional Shares such that immediately after the purchase of such Additional Shares by such holder, the percentage of all shares of common equity securities issued and outstanding on a fully diluted basis (assuming conversion of all outstanding shares of Preferred Stock, warrants, options and other instruments of the Company convertible into or exchangeable for common equity securities) owned by such holder (assuming conversion in full of all shares of Preferred Stock held by such holder immediately prior to the issuance of the Additional Shares) shall be unchanged as a result of such issuance. Any holder who fails to provide the Company with an Additional Shares Offer within such ten (10) day period shall be deemed to have waived its right to buy any Additional Shares or otherwise to participate in such proposed issuance. If the terms of the proposed issuance of Additional Shares set forth in the notice provided by the Company pursuant to this paragraph shall have materially changed from the date of such notice, the Company shall deliver to each holder of then outstanding Preferred Stock an additional notice and such holder shall again have the rights set forth in this paragraph (and, if such holder shall have provided the Company with an Additional Shares Offer, such holder shall be entitled to amend such offer) in accordance with the time periods set forth in this paragraph.

     (b) The rights and obligations set forth in this Section 4 shall not apply to any issuances of Additional Shares in respect of (i) warrants or options to acquire any common equity securities which are outstanding on the date hereof,
(ii) any stock option or employee benefit plan of the Company now existing or hereafter adopted by the Board of Directors or shareholders of the Company,
(iii) any Initial Public Offering, (iv) securities of the Company issued or issuable pursuant to the Purchase Agreement or in connection with the transactions contemplated thereby, including equity securities issued or issuable as part of obtaining the funding for such transactions, (v) any merger or acquisition involving the Company which has been approved by the Board, (vi) a stock


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split, stock dividend or recapitalization of the Company, or (vii) any other transaction of the Company not intended primarily to raise capital.

     (c) The provisions of this Section 4 shall terminate upon the initial closing under an Initial Public Offering.

     5. Legend. Each certificate, Warrant or other instrument representing the Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF [THE CLOSING DATE UNDER THE PURCHASE AGREEMENT]. A COPY OF SUCH SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF FRONT ROYAL, INC.


     6. Certain Matters Relating to Conversion of Preferred Stock. Under the terms of the Articles of Amendment to the Front Royal Articles of Incorporation authorizing the issuance of the Preferred Stock, the Preferred Stock may not be converted into Class A Common Stock unless certain regulatory approvals have been obtained from the states of Virginia and Ohio. Front Royal agrees that if at any time Fort Washington elects to convert all or any portion of the Preferred Stock into Class A Common Stock, Front Royal will (i) reasonably cooperate with Fort Washington in seeking to obtain the necessary approvals for such conversion and for the ownership by Fort Washington of Class A Common Stock, and (ii) not oppose or undermine any application made by Fort Washington for approval of such conversion and for the ownership by Fort Washington of Class A Common Stock. This Section 7 is for the sole benefit of Fort Washington or any other entity Controlled by the Individual Shareholder and not for the benefit of any other party, and shall terminate and be of no further force and effect if at any time Fort Washington is not majority owned and Controlled by Lederman or McCarthy.

     7. Transfers. (a) Prior to any Transfer of Securities (i) the Shareholder shall cause the transferee to execute and deliver to the Company and the other Shareholders a counterpart of this Agreement if, prior to such Transfer, such transferee was not a Shareholder; and (ii) if requested by the Company, the transferring Shareholder shall provide to the Company a legal opinion of counsel reasonably acceptable to the Company, in form reasonably acceptable to the Company, to the effect that such Transfer is not subject to the registration requirements of Federal or state securities laws. Any Transfer shall be subject to any requirements for approval from regulatory authorities having jurisdiction over the Company, its subsidiaries or any of the Shareholders.

     (b) Any Transfer or attempted Transfer in violation of this Agreement shall be voidable by the Company, and the Company may choose not to record such Transfer on its books or treat any purported transferee of such Securities as the owner of such Securities for any purpose.

     8. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written.


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     9. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of North Carolina, without regard to the conflicts of law rules thereof.

     10. Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given (a) when delivered if delivered personally or by messenger or by overnight delivery service, or (b) three days after mailing when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or (c) when received if sent by telecopy (provided that a copy is mailed concurrently therewith pursuant to the terms hereof), in all cases addressed to the person for whom it is intended at its address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by paragraph:

If to the Company:      Front Royal, Inc.
                        2200 Gateway Blvd.
                        Suite 205
                        Morrisville, North Carolina 27560
                        Attention:  J. Adam Abram, Chief Executive Officer
                                       and
                                    Gregg T. Davis, Chief Financial Officer
                        Telecopier No.:  (919) 469-3557

With a copy to:         Robinson Silverman Pearce
                        Aronsohn & Berman LLP
                        1290 Avenue of the Americas
                        New York, New York 10104
                        Attention:  Kenneth L. Henderson, Esq.
                        Telecopier No.:  (212) 541-4630

If to Fort Washington:  Fort Washington Holdings, Inc.
                        502 West Office Center Drive
                        Ft. Washington, Pennsylvania  19035

With a copy to:         Dilworth Paxson Kalish & Kaufman LLP
                        3200 Mellon Bank Center
                        1735 Market Street
                        Philadelphia, Pennsylvania  19103
                        Attention:  Lawrence G. McMichael, Esq.
                        Telecopier No.:  (215) 575-7200

If to Charles Lederman: PIC Insurance Group, Inc.
                        502 West Office Center Drive
                        Ft. Washington, Pennsylvania  19035


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With a copy to:         Dilworth Paxson Kalish & Kaufman LLP
                        3200 Mellon Bank Center
                        1735 Market Street
                        Philadelphia, Pennsylvania  19103
                        Attention:  Lawrence G. McMichael, Esq.
                        Telecopier No.:  (215) 575-7200


If to Timothy McCarthy: PIC Insurance Group, Inc.
                        502 West Office Center Drive
                        Ft. Washington, Pennsylvania  19035

With a copy to:         Dilworth Paxson Kalish & Kaufman LLP
                        3200 Mellon Bank Center

                        1735 Market Street
                        Philadelphia, Pennsylvania  19103
                        Attention:  Lawrence G. McMichael, Esq.
                        Telecopier No.:  (215) 575-7200


     11. Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The paragraph headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     12. Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

     13. Amendment; Waiver. Neither this Agreement nor any term hereof may be amended, modified or waived except by an instrument in writing signed by the Company and by the holders of at least two-thirds (2/3) of the Registrable Securities, and any such amendment, modification or waiver so approved shall be binding on all holders. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                       FRONT ROYAL, INC.


                                       By: _____________________________________
                                           Name:   J. Adam Abram
                                           Title:  Chief Executive Officer


                                       FORT WASHINGTON HOLDINGS, INC.


                                       By: _____________________________________
                                           Name:
                                           Title


                                       PIC INSURANCE GROUP, INC.


                                       By: _____________________________________
                                           Name:

                                           Title


                                       _________________________________________
                                       Charles M. Lederman


                                       _________________________________________
                                       Timothy I. McCarthy, Sr.


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